Exhibit 10.1

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 5, 2018 (this “Amendment”), is by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively, the “Borrowers” and each, individually, a “Borrower”), any other Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

RECITALS

A.    The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of August 8, 2018 (as it may be amended or modified from time to time, the “Credit Agreement”).

B.    The Borrowers and any other Loan Parties desire to amend the Credit Agreement, and the Lender is willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.    AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement and the Security Agreement shall be retroactively amended effective as of the Effective Date as follows:

1.1    Section 5.13 of the Credit Agreement is restated as follows:

SECTION 5.13    Depository Banks. At all times on and after the date 90 days after the Effective Date, each of the Borrowers and their Domestic Subsidiaries will maintain the Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business; provided, however, that the Loan Parties may maintain each of the deposit and lockbox accounts set forth in Section B of the Perfection Certificate for each such Loan Party so long as (a) all funds and other proceeds are swept or transferred into an account maintained with the Lender promptly after receipt, (b) the Loan Parties deliver a signed account control agreement acceptable to the Lender with respect to each such account on or before October 31, 2018, and (c) on or before March 31, 2019 each of the deposit and lockbox accounts set forth in Section B of the Perfection Certificate for each such Loan Party shall be closed and transferred to the Lender.

1.2    Section 6.02(g) of the Credit Agreement is restated as follows:

(g)    Liens in favor of City of Cleveland Department of Economic Development on (i) a 1500 Ton Forging Press machine located at an owned location of the Borrowers in Cleveland, Ohio and (ii) the owned real property of the Borrowers in Cleveland, Ohio, in each case securing the City of Cleveland Indebtedness, provided that such Liens are subordinated to the Liens in favor of the Lender on terms satisfactory to the Lender (which may be satisfied (x) with respect to such 1500 Ton Forging Press machine, as a result of the UCC filing being filed after the UCC filing of the Lender, and (y) with respect to such real property, by a subordination agreement acceptable to the Lender);

1.3    The definition of “City of Cleveland Indebtedness” from the Definitions Schedule to the Credit Agreement is restated as follows:

“City of Cleveland Indebtedness” means those certain loans from the City of Cleveland Department of Economic Development to SIFCO in an aggregate amount not to exceed $485,000 (of which $180,000 may be forgiven), which Indebtedness shall be secured only by the Liens permitted by Section 6.02(g) hereof.

1.4    Paragraph (B) entitled “Financial Covenants” of the Financial Covenants Schedule to the Credit Agreement is restated as follows:

(B)    Financial Covenants.

(i)    Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio to be less than:

(a)    1.1 to 1.0 as of August 31, 2018 or as of September 30, 2018; or

(b)    1.1 to 1.0 at any month end on or after October 31, 2018; provided that the Fixed Charge Coverage Ratio will not be tested under this clause (b) unless (i) a Default has occurred and is continuing or (ii) Availability was less than or equal to 12.5% of the Revolving Commitment for three or more Business Days in any consecutive 30 day period (with the Fixed Charge Coverage Ratio calculated as of the end of the month for which the Lender has most recently received financial statements).

1.5    Section 4.2(a) of the Security Agreement is amended by adding the following to the end thereof: “, provided that the Grantors shall be permitted to deliver the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it as of the date of this Agreement at any time on or before December 31, 2018,”.

ARTICLE II.    REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:

2.1    This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.2    After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

2.3    After giving effect to this Amendment, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

ARTICLE III.    CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

3.1    The Loan Parties and the Lender shall have signed this Amendment.

3.2    The Lender shall have received such other documents, if any, as the Lender may request.

ARTICLE IV.    MISCELLANEOUS.

4.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby, as amended previously and as further amended from time to time.

4.2    Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

4.3    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment shall be governed by and construed in accordance with the internal laws and not the law of conflicts of the State of Ohio, but giving effect to federal laws applicable to national banks. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures or signatures sent by other electronic imaging shall be effective as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

BORROWERS: SIFCO INDUSTRIES, INC.

By:	/s/ Tom Kubera
Name: Tom Kubera
Title: Chief Financial Officer

T & W FORGE, LLC

By:	/s/ Tom Kubera
Name: Tom Kubera
Title: Treasurer

QUALITY ALUMINUM FORGE, LLC

By:	/s/ Tom Kubera
Name: Tom Kubera
Title: Treasurer

SIFCO First Amendment Signature Page

LENDER: JPMORGAN CHASE BANK, N.A.

By:	/s/ Matthew McLuckey
Name: Matthew McLuckey
Title: Authorized Officer

SIFCO First Amendment Signature Page